Exhibit 99.2

MICT, Inc.

NEW YORK, NY and MONTVALE, NJ, May 16, 2022 (GLOBE NEWSWIRE) -- On May 10, 2022, MICT, Inc. (NASDAQ: MICT) (“MICT” or “Company”) and Tingo, Inc. (OTC Markets: TMNA) (“Tingo”) announced they had executed a definitive agreement to merge and consolidate their operations (the “Merger”) to create a highly profitable Nasdaq-listed Fintech and Agri-Fintech company serving the African and Asian markets with a global expansion strategy.

Earlier today, Tingo announced its results for the quarter ended March 31st, 2022 and filed its Quarterly Report on Form 10-Q. Tingo’s press releases and filings can be found in the investor information section of its website: https://tingoinc.com/investor-information/press-releases/.

With regard to the status of the merger, due diligence work is underway, and significant progress is being made on the transaction process.

About MICT

MICT is a financial technology business principally focused on the growth and development of a suite of consumer fintech services across approximately 130 cities in China, with planned expansion into additional markets. MICT has developed highly scalable proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services/products (B2C), the technology for which is highly adaptable for other applications and markets. MICT has acquired and holds the requisite license and approvals with the Hong Kong Securities and Futures Commission to deal in securities and provide securities advisory and asset management services. MICT also has memberships/registrations with the Hong Kong Stock Exchange, the London Stock Exchange and the requisite Hong Kong and China Direct clearing companies. MICT’s financial services business and first financial services product, the Magpie Invest app, is able to trade securities on NASDAQ, NYSE, TMX, HKSE, China Stock Connect, LSE, the Frankfurt Stock Exchange and the Paris Stock Exchange.

About Tingo

Tingo is the leading Agri fintech company operating in Africa, with a marketplace platform that empowers social upliftment through mobile, technology and financial access for rural farming communities. Our unique ‘device as a service’ model allows us to add market leading applications to enable customers to trade, buy top ups, pay bills, access insurance and lending services. With 9.3 million existing customers, Tingo is seeking to expand its operations across select markets in Africa. The Tingo’s strategic plan is to become the eminent Pan African Agri-Fintech business delivering social upliftment and financial inclusion to millions of SME farmers and women-led businesses.

Additional information about Tingo can be found at www.tingoinc.com. Please note that none of the information included on Tingo’s website is incorporated into this press release.

Cautionary Note Regarding and Forward-Looking Statements

This press release and statements of each of Tingo and MICT’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Tingo’s and MICT’s respective current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results (including whether the Merger will actually be consummated and the anticipated benefits of the Merger to the businesses of each of Tingo and MICT as described herein) to differ materially from those contemplated in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in each of Tingo’s and MICT’s filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Neither Tingo nor MICT undertakes any obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. The inclusion of any statement in this release does not constitute an admission by Tingo, MICT or any other person that the events or circumstances described in such statements will take place as described or are material.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement on Schedule 14A with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. This press release is not a substitute for the proxy statement or any other document which the Company may file with the SEC. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Participants in the Solicitation

This press release does not constitute a solicitation of a proxy from any stockholder with respect to the proposed Merger. However, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph, filed with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

MICT Contact Information
Email: info@mict-inc.com
Phone: (201) 225-0190